    As filed with the Securities and Exchange Commission on October 2, 1997
                                                        REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                 -------------

                                UGI CORPORATION
             (Exact name of Registrant as specified in its charter)


                PENNSYLVANIA                              23-2668356
        (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization)               Identification No.)

                                 --------------

                              460 NORTH GULPH ROAD
                           KING OF PRUSSIA, PA  19406
        (Address, including zip code, of principal executive offices)

                                 --------------

                         1997 STOCK PURCHASE LOAN PLAN
                            (Full title of the Plan)

                                 -------------

                            BRENDAN P. BOVAIRD, ESQ.
                                UGI CORPORATION
                              460 NORTH GULPH ROAD
                           KING OF PRUSSIA, PA  19406
                                 (610) 337-1000
(Name, address, and telephone number, including area code, of agent for service)

                                 -------------

                        CALCULATION OF REGISTRATION FEE


==================================================================================================================================
                                                                    PROPOSED                 PROPOSED
                                                                    MAXIMUM                   MAXIMUM
       TITLE OF SECURITIES TO            AMOUNT TO BE               OFFERING            AGGREGATE OFFERING        AMOUNT OF
           BE REGISTERED               REGISTERED (1) (2)        PRICE PER SHARE                PRICE         REGISTRATION FEE (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value          200,000 shares            $27.03125                 $5,406,250             $1,638.26
----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1997 Stock Purchase Loan Plan.

(2) Calculated pursuant to Rule 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the New York Stock Exchange for September 25, 1997.

                               EXPLANATORY NOTES

This Registration Statement on Form S-8 is registering 200,000 shares of common stock and the associated rights attached to such shares of common stock (the "Common Stock") for offer and sale by the Company. A description of the plan meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such description is not included in this Registration Statement but will be delivered to all participants in the plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*


Item 2.   Registrant Information and Employee Plan Annual Information.*


----------------------
  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by UGI Corporation (the "Registrant") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K, as amended, filed pursuant to Section 13(a) of the Exchange Act for the fiscal year ended September 30, 1996;

          (b) The Registrant's Current Report on Form 8-K dated July 11, 1997, as amended;

          (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1996, March 31, 1997 and June 30, 1997;

          (d) The descriptions of the Common Stock contained in the Registrant's registration statement under Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating those descriptions; and

          (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

          Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement [and the resale Prospectus] contained herein to the extent that a statement contained in this Registration Statement or the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement or the Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.


Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

                   Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

                   Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 4.01 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

                   Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Company's Bylaws provides for indemnification of directors, officers and other agents of the Company to the extent otherwise permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

                   Article VII of the Company's Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may by involved by reason of being or having been a director, officer, employee or agent of the Company, or at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the BCL which authorizes indemnification only of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.

                   Unlike the provisions of BCL Sections 1741 and 1742, Article VII does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require the Company to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require the Company to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

                   Section 7.04 of the Company's Bylaws authorizes the Company to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit or using any other means that may be available from time to time.

                   Section 5.01(c) of the Company's Bylaws limits the personal liability of officers to the Company to the same extent directors are relieved of such liabilities pursuant to Section 4.01 of the Bylaws, with the exception that the limitation of the liability of officers applies only to liabilities arising out of derivative claims by shareholders asserting a right of the Company and not to liabilities arising out of third party claims.

                   The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

4.1 (Second) Amended and Restated Articles of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3.3(a) to the Registrant's Amendment No. 1 to Form 8 to Form 8-B dated April 10, 1992.)

4.2 Restated By-laws of the Registrant in effect since October 31, 1995. (Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.)

4.3 Rights Agreement, as amended as of April 17, 1996, between the Registrant and Mellon Bank, N.A., as successor to Mellon Bank (east), N.A., as Rights Agent, and Assumption Agreement. (Incorporated herein by reference to Exhibit 4.1 to the Registrant's Form 8-K dated April 17, 1996.)

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Arthur Andersen LLP

24        Powers of Attorney (included on signature page hereof).

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

                   (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                      (i)      To include any prospectus
                                               required by Section 10(a)(3) of
                                               the Securities Act of 1933, as
                                               amended (the "Securities Act");

                                      (ii)     To reflect in the prospectus any
                                               facts or events arising after
                                               the effective date of the
                                               Registration Statement (or the
                                               most recent post-effective
                                               amendment thereof) which,
                                               individually or in the
                                               aggregate, represent a
                                               fundamental change in the
                                               information set forth in the
                                               Registration Statement; and

                                      (iii)    To include any material
                                               information with respect to the
                                               plan of distribution not
                                               previously disclosed in the
                                               Registration Statement or any
                                               material change to such
                                               information in the Registration
                                               Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on the 30th day of September, 1997.


                                   UGI CORPORATION


                                   By: /s/ Charles L. Ladner
                                      ------------------------------------------
                                      Charles L. Ladner
                                      Senior Vice President - Finance and Chief
                                      Financial Officer


          Each person whose signature appears below hereby appoints Charles L. Ladner, Lon R. Greenberg and Michael J. Cuzzolina, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this Registration Statement and any and all amendments (including post-effective amendments) to any such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



            Signature                                Capacities in Which Signed                       Date
-------------------------------------      -----------------------------------------------    ----------------------

/s/ Lon R. Greenberg                       Chairman, President and Chief Executive             September 30, 1997
-------------------------------------      Officer (Principal Executive Officer) and
Lon R. Greenberg                           Director

/s/ Charles L. Ladner                      Senior Vice President - Finance and Chief           September 30, 1997
-------------------------------------      Financial Officer (Principal Financial Officer)
Charles L. Ladner

/s/ Michael J. Cuzzolina                   Vice President - Accounting and Financial           September 30, 1997
-------------------------------------      Control (Principal Accounting Officer)
Michael J. Cuzzolina

/s/ Stephen D. Ban                         Director                                            September 30, 1997
-------------------------------------
Stephen D. Ban

/s/ Robert C. Forney                       Director                                            September 30, 1997
-------------------------------------
Robert C. Forney

/s/ Richard C. Gozon                       Director                                            September 30, 1997
-------------------------------------
Richard C. Gozon


                                           Director
-------------------------------------
Anne Pol

/s/ Quentin I. Smith, Jr.                  Director          September 30, 1997
-------------------------------------
Quentin I. Smith, Jr.

/s/ James W. Stratton                      Director          September 30, 1997
-------------------------------------
James W. Stratton

/s/ David I. J. Wang                       Director          September 30, 1997
-------------------------------------
David I. J. Wang

                                        EXHIBIT INDEX

Exhibit   Description
-------   -----------
4.1       (Second) Amended and Restated Articles of Incorporation of the
          Registrant. (Incorporated herein by reference to Exhibit 3.3(a) to the
          Registrant's Amendment No. 1 to Form 8 to Form 8-B dated April 10,
          1992.)

4.2       Restated By-laws of the Registrant in effect since October 31, 1995.
          (Incorporated herein by reference to Exhibit 3.2 to the Registrant's
          Annual Report on Form 10-K for the fiscal year ended September 30, 1995.)

4.3 Rights Agreement, as amended as of April 17, 1996, between the Registrant and Mellon Bank, N.A., as successor to Mellon Bank (east),
          N.A., as Rights Agent, and Assumption Agreement. (Incorporated herein by reference to Exhibit 4.1 to the Registrant's Form 8-K dated April
          17, 1996.)

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Arthur Andersen LLP

24        Powers of Attorney (included on signature page hereof).